UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 10, 2016

PARKER DRILLING COMPANY
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	73-0618660 (I.R.S. Employer Identification No.)

5 Greenway Plaza, Suite 100, Houston, Texas 77046

(Address of principal executive offices) (Zip code)

(281) 406-2000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Address if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders.

Parker Drilling Company's Annual Meeting of Stockholders was held on May 10, 2016. Set forth below are descriptions of the matters voted on and the results of the votes taken at the meeting.

1.	To elect three nominees (listed below) as Class II directors, each for a three-year term.

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
Jonathan M. Clarkson	74,180,830	3,201,383	27,089,368
Peter T. Fontana	75,043,810	2,338,403	27,089,368
Gary R. King	74,068,210	3,314,003	27,089,368

2.	To consider and act upon a proposal to approve the Parker Drilling Company 2010 Long-Term Incentive Plan (as Amended and Restated as of May 10, 2016).

Votes For	Votes Against	Abstentions	Broker Non-Votes
52,524,925	24,645,352	211,936	27,089,368

3.	To approve, on a non-binding advisory basis, the compensation of the named executive officers.

Votes For	Votes Against	Abstentions	Broker Non-Votes
72,933,001	4,034,860	414,352	27,089,368

4.
To consider and act upon a proposal for the ratification of the selection made by our Audit Committee reappointing KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2016.

Votes For	Votes Against	Abstentions	Broker Non-Votes
103,246,538	958,694	266,349	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Parker Drilling Company
Date: May 10, 2016	By:	/s/ Jon-Al Duplantier
Jon-Al Duplantier
Senior Vice President, Chief Administrative Officer
and General Counsel